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                                                                   EXHIBIT 10.35

                              CONSULTING AGREEMENT

         THIS AGREEMENT is entered into this 27 day of April, 2004, by and between XRG Logistics, a Florida corporation ("Company"), and Larry Puckridge ("Consultant").

                              W I T N E S S E T H:

         WHEREAS, Consultant is willing to provide services to the Company upon the terms and conditions as described in this Agreement; and

         WHEREAS, the Company desires to retain the Consultant to furnish the consulting services to the Company on the terms and conditions set forth below.

         WHEREAS, the Company has requested that Consultant perform such consulting services on behalf of the Company.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained and the monies to be paid hereunder, the Company agrees to retain Consultant to provide consulting services, and Consultant agrees to provide such consulting services to the Company upon the following terms and conditions:

         1. DUTIES OF CONSULTANT. The Company specifically requests that Consultant assist the general manager, as it relates to the operation of the Carolina Truck Connection Division of the Company. The Consultant shall perform his duties during normal working hours at the offices of the Company. The Consultant will only work on matters relating to his duties for the Company while he is at the Company's offices. The Consultant will be provided with office space as reasonably required to perform the services hereunder. The Consultant will work the hours reasonably requested by the Company.

         2. COMPENSATION. In consideration of performing the services, the Company agrees to pay Consultant at the rate of $100.00 per hour. The payments shall be payable in accordance with normal Company schedules. The Consultant will be responsible for paying her own estimated income and self-employment taxes.

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         3.       TERM OF AGREEMENT. The effective date of this Agreement shall be April 27, 2004, and it shall remain effective and continue in force and effect until December 31, 2005. This Agreement shall terminate upon 30 days written notice from one party to the other at which time all liabilities or obligations under this Agreement shall terminate, except for compensation that may otherwise be due to Consultant through the date of termination of this Agreement and the Consultant's continuing confidentiality obligations set forth in paragraph 4 below.

         4. CONFIDENTIAL RELATIONSHIP AND COVENANT NOT TO COMPETE. All information furnished by the Company to Consultant and all services rendered by Consultant to the Company, shall be treated as confidential and proprietary and shall not be disclosed to any third parties. Consultant further agrees that during the term of this Agreement and for a one (1) year period following termination of this Agreement, he shall not directly or indirectly, either as principal, agent, manager, employee, owner, partner, or stockholder, solicit any client of the Company. During the term of this Agreement and for a one (1) year period following termination of this Agreement, Consultant shall not directly or indirectly, either as a principal, agent, manager, employee, owner, partner, or stockholder, solicit or encourage any employee of the Company to terminate their employment with the Company. Consultant acknowledges that all work product, programs, source codes, flow charts, operating procedures, systems design and other materials that are developed by the Consultant in accordance with the terms of this Agreement are the proprietary information and property of the Company.

         5. NEGATION OF AGENT OR EMPLOYEE STATUS. Consultant shall perform this Agreement as an independent contractor.

         6. ATTORNEYS' FEES. In the event of litigation, arbitration or dispute resolution the prevailing party shall be entitled to recovery of its reasonable fees and expenses of counsel.

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         7.       APPLICABLE LAW AND BINDING EFFECT. This Agreement shall be construed and regulated under and by the laws of the State of Florida, and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

         8. SUPERSEDE PRIOR AGREEMENTS. This Consulting Agreement supersedes and replaces all prior agreements, arrangements, contracts or understandings, whether written or oral, that may have previously been entered into between the Consultant and the Company.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed the day and year first above written.

WITNESSES:                          COMPANY:

__________________________________  By: ______________________________

__________________________________

                                    CONSULTANT:

__________________________________  By:_______________________________

__________________________________

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